Contact:
Aurelia Vasquez
Hyatt Hotels & Resorts
312-780-5873
aurelia.vasquez@hyatt.com

FOR IMMEDIATE RELEASE

HYATT OFFICIALLY WELCOMES HYATT REGENCY ORLANDO

CHICAGO, IL (October 1, 2013) - Hyatt Hotels Corporation (the “Company” or “Hyatt”) (NYSE: H) announced today that a qualified intermediary acquired The Peabody Orlando hotel from UST Hotel Joint Venture, Ltd. in a like-kind exchange transaction, for approximately $717 million (subject to standard and customary proration and closing adjustments). The hotel has been rebranded as Hyatt Regency Orlando. Hyatt Regency Orlando is the seventh Hyatt-branded hotel in the Greater Orlando area and offers the most meeting space of any of the Company’s hotels in the United States.

“We are thrilled to welcome a property of this caliber to the Hyatt Regency brand portfolio and look forward to providing Hyatt’s authentic hospitality to our loyal guests and customers,” said Tom Smith, Area Vice President and General Manager, Hyatt Regency Orlando. “We are committed to delivering a high energy experience for guests at Hyatt Regency Orlando and taking care of the details that will allow them to take care of business or recharge, whether they come to the hotel for meetings, as part of a convention or for vacation.”

Guestrooms and Amenities

All of Hyatt Regency Orlando’s 1,641 guestrooms and suites feature contemporary furnishings and are appointed in natural colors and rich wood tones, smooth granite and soft bed linen. The hotel’s spacious guestrooms feature an ergonomic desk and chair, a cordless telephone, high speed wireless Internet, refrigerator and coffee makers. Wi-Fi and complimentary local phone calls help guests stay connected from the comfort of their guestrooms. Spa-like bathrooms feature in-mirror televisions, granite vanities and a selection of Hyatt’s Dr. Kenet amenities. Guests have the benefit of Hyatt Has It, an amenity service launched this year that provides forgotten items with a single request.

Spa and Fitness

The Spa at Hyatt Regency Orlando is a 22,000 square-foot, full service contemporary retreat, designed with inviting elements of warmth and comfort. Perfect for local visitors and guests visiting on business or leisure, The Spa offers a variety of massage, facial, body, waxing and manicure/pedicure treatments designed to restore well-being and balance. Spa goers enjoy access to a private Serenity Pool, perfect for a restorative soak before and after their treatments. For special events, groups and wedding parties, The Spa features a variety of celebration spa packages and will custom design packages to suit any guest’s needs. The Spa’s Hair Salon offers professional stylists, colorists and make-up artists, allowing guests to maintain their style away from home.

For workout enthusiasts and for travelers who want to maintain their routine while on the road, Hyatt Regency Orlando’s world-class Fitness Center is 8,000 square-feet, and offers a 1,000 square-foot studio classroom for group exercise including Zumba and Boot Camp; and a 500 square-foot studio dedicated to spinning. Additionally, the Fitness Center features two cardio studios, and separate strength conditioning and core strength rooms; plus over 50 pieces of top-of-the-line Cybex Eagle strength equipment and a blend of Cybex and Octane cardiovascular machines. For a low impact workout, guests have the option of joining a water aerobics class. Daily passes are available for locals who wish to access the Fitness Center and Spa facilities.

Pools and Activities

Featuring three sparkling pools, Hyatt Regency Orlando offers guests the choice to lounge at the luxurious and expansive Grotto Pool featuring lush landscapes, resort slide and a separate children's area, or swim at the Terrace Pool, a lap-style swimming pool located on the hotel’s Recreation Level. Guests at both pools have access to floats, rafts, noodles, pool basketball and volleyball nets and games. The Spa’s Serenity Pool is available exclusively for patrons of The Spa. Hyatt Regency Orlando offers guests complimentary access to bicycles for use to explore the local grounds and landscapes, and daily passes to enjoy trolley rides along Orlando’s renowned International Drive.

Dining

Hyatt Regency Orlando offers a variety of dining options to appeal to business and leisure travelers alike, including daily, 24-hour in-room dining.

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Napa restaurant draws inspiration from Northern California’s wine country. With its dark wood furnishings set against a modern décor, Napa offers diners a quiet, understated elegance overlooking the hotel’s Grotto Pool.

•	Rocks is a local, high-energy hot spot that offers an extensive wine list, bottled beers from around the world and handcrafted cocktails.

•	The 24-hour B-Line Diner serves as the hotel’s full service restaurant, serving breakfast, lunch and dinner daily. B-Line Express offers grab-and-go food and beverage options.

•	Fiorenzo Italian Steakhouse offers premium steaks, chops and a variety of seafood and pasta dishes in a warm, traditional Italian setting.

Meetings and Events

With 315,000 square-feet of customizable function space, Hyatt Regency Orlando offers five separate and pillar free ballrooms, including the 54,652 square-foot Regency Ballroom, a 26,923 square-foot Plaza International Ballroom, two junior ballrooms and 105 meeting rooms. For weddings and celebrations, the hotel offers indoor and outdoor function space including intimate pool settings, a Garden Terrace and its renowned Orchid Room, an indoor/outdoor event space known for its natural light, elegant decor and lavishly landscaped verandah. Professional meeting and event planners also enjoy the hotel’s state-of-the-art technology, audiovisual production and business support capabilities, as well as outstanding banquet and catering services.

Location

Hyatt Regency Orlando is conveniently located in the heart of Orlando's world-famous theme parks and attractions. The hotel is minutes from SeaWorld and Universal Parks, or a short drive to the Walt Disney parks, and downtown Orlando’s Performing and Visual Arts Center. Hyatt Regency Orlando is directly connected to the world-renowned Orange County Convention Center offering meeting planners and convention-goers additional ease and comfort while working or visiting Orlando.

About Hyatt Regency Orlando

Located in the heart of Orlando’s International Drive resort area and directly connected to the Orange County Convention Center, Hyatt Regency Orlando offers unparalleled leisure, meetings and convention facilities. Featuring 1,641 recently renovated guestrooms and 315,000 square feet of meeting space - and with over two million square feet of space in the Orange County Convention Center to which the hotel is attached - Hyatt Regency Orlando is the largest convention hotel for the brand in the United States. Other hotel amenities include: The Spa, the hotel’s 22,000 square-foot, full service spa and hair salon; and the Fitness Center, an 8,000 square-foot facility that includes group exercise classes, spinning and over 50 pieces of state-of-the-art equipment. Dining options include both full service and self-serve outlets that range from Napa, a Northern California inspired setting and menu, to Rocks, the see-and-be-seen hot spot for locals and guests alike; plus Fiorenzo Italian Steakhouse, with a selection of steaks, chops, seafood and pasta specialties. Hyatt Regency Orlando offers business and leisure guests authentic hospitality and energizing experiences while working or visiting Orlando. For more information and reservations call 407-284-1234 or visit www.orlando.regency.hyatt.com.

About Hyatt Regency
Hyatt Regency offers a full range of services and facilities tailored to serve the needs of meeting planners, business travelers and leisure guests. Properties range in size from 180 to over 2,000 rooms and are conveniently located in urban, suburban, airport, convention and resort destinations around the world. Hyatt Regency convention hotels feature spacious meeting and conference facilities designed to provide a productive environment allowing guests to convene and connect. Hyatt Regency hotels in resort locations cater to couples seeking a getaway, families enjoying a vacation together and corporate groups seeking a functional and relaxed atmosphere in which to conduct business and meetings.

About Hyatt Hotels Corporation
Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company with a proud heritage of making guests feel more than welcome. Thousands of members of the Hyatt family strive to make a difference in the lives of the guests they encounter every day by providing authentic hospitality. The Company's subsidiaries manage, franchise, own and develop hotels and resorts under the Hyatt®, Park Hyatt®, Andaz®, Grand Hyatt®, Hyatt Regency®, Hyatt Place® and Hyatt House® brand names and have locations on six continents. Hyatt Residential Group, Inc., a Hyatt Hotels Corporation subsidiary, develops, operates, markets or licenses Hyatt ResidencesTM and Hyatt Residence ClubTM. As of June 30, 2013, the Company's worldwide portfolio consisted of 524 properties in 46 countries. For more information, please visit www.hyatt.com.

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